QVC, Inc. and Subsidiaries	Exhibit 21.1

Entity Name	Domicile
QVC, Inc.	DE
California Voices, LLC	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
RQ Holdings Corp.	Nova Scotia
ER Development International, Inc.	PA
HSN, Inc.	DE
Home Shopping Espanol (Mexico) S. DE. R.D.DE C.V.	Mexico
Home Shopping Espanol Services (Mexico) S. DE. R.D.DE C.V.	DE
Home Shopping Network En Espanol, L.L.C.	DE
Home Shopping Network En Espanol, L.P.	DE
Home Shopping Espanol (Mexico) S. DE. R.D.DE C.V.	Mexico
Home Shopping Espanol Services (Mexico) S. DE. R.D.DE C.V.	Mexico
Home Shopping Network En Espanol, L.P.	DE
H.O.T. Networks Holdings (Delaware) LLC	DE
HSN Holding LLC	DE
HSNi, LLC	DE
AST Sub, Inc.	DE
HSN of Nevada LLC	DE
H.O.T. Networks Holdings (Delaware) LLC	DE
Ingenious Designs LLC	DE
NLG Merger Corp.	DE
Ventana Television Holdings, Inc.	DE
Ventana Television Inc.	DE
Innovative Retailing, Inc.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QDirect Ventures, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc.	DE
QVC Britain	UK
QVC Chesapeake, LLC	VA
QVC China Licensing, Inc.	DE
QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC Global Holdings II, Inc.	DE
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Global Holdings I, Inc.	DE

Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Distribution & Mktg., Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
GC Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
RS Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Savor North Carolina, Inc.	NC
QVC China, Inc.	DE
QVC Deutschland GP, Inc.	DE
QVC France Holdings, S.a.r.l.	Luxembourg
QVC France SAS	France
QVC International SCS	Luxembourg
QVC International SCS	Luxembourg
QVC International Holdings SARL	Luxembourg
1227844 Ontario Ltd.	Ontario
QVC Germany I SARL	Luxembourg
QVC Handel S.à.r.l. & Co. KG	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Delaware LLC	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC Realty LLC	DE
QVC eDistribution Inc. & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC eService LLC & Co. KG	Germany
QVC UK Holdings Limited	UK
QVC Britain	UK
QVC UK	UK
QVC Japan, Inc.	Japan
QVC Satellite, Inc.	Japan
QVC Japan Services, LLC	DE
QVC UK	UK
QVC Iberia, S.L.	Spain
QVC Germany II SARL	Luxembourg
QVC Handel S.à.r.l. & Co. KG	Germany
QVC International Management GP S.à.r.l.	Luxembourg
QVC Suisse Holdings GmbH	Switzerland

QVC (Barbados) International Finance SRL	Barbados
QVC Poland Global Services Sp. z.o.o.	Poland
QVC Suisse Finance GmbH	Switzerland
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC San Antonio, LLC	TX
QVC Vendor Development, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
CNR Home Shopping Co., Ltd.	China
QVC (Shanghai) Management Co., Ltd.	China
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC Northeast, LLC	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC Shop International, Inc.	DE
QVC STT Holdings, LLC	DE
Send the Trend, Inc.	DE
QVC St. Lucie, Inc.	FL
QVC Suffolk, LLC	MN
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
TOBH, Inc.	DE